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                                                                  Exhibit 23.1


                       CONSENT OF INDEPENDENT AUDITORS


    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of AMX Corporation for the registration of 1,761,041 shares of its common stock and to the incorporation by reference therein of our report dated May 1, 1997, with respect to the consolidated financial statements of AMX Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1997, filed with the Securities and Exchange Commission.

                                        ERNST & YOUNG LLP



Dallas, Texas
November 17, 1997